Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Results for the Third Quarter Ended September 30, 2007

Net Sales of $19.8 million for Third Quarter of 2007 were In Line with Outlook Range

Net Income per Diluted Common Share of $0.01 for Third Quarter of 2007 Exceeded Outlook Range, Primarily Due to Delayed Timing of Expenses

AZUSA, CA (November 12, 2007) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the nine and three months ended September 30, 2007.

First Nine Months of 2007 and Third Quarter of 2007 Compared to Same Periods in 2006:

•
Net sales for the first nine months of 2007 were $77.6 million, an increase of 12.6% from $68.9 million for the same period in 2006. Gross sales for the first nine months of 2007 were $112.4 million, an increase of 23.1% from $91.3 million for the same period in 2006.

•
Net income per diluted common share for the first nine months of 2007 was $0.27 on approximately 14.6 million diluted common shares outstanding, and includes $0.10 per share of non-cash charge for stock-based compensation after tax and $0.04 per share of the one-time secondary equity offering costs after tax.  Excluding these items, adjusted net income per diluted common share would have been $0.41 for the first nine months of 2007.  Net income per diluted common share for the first nine months of 2006 was $0.37 on approximately 11.6 million diluted common shares outstanding.

•
Net sales for the third quarter of 2007 were $19.8 million, an increase of 9.4% from $18.1 million for the same period a year ago, and in line with the outlook range of $18.5 million to $20.5 million.  Gross sales for the third quarter of 2007 were $30.2 million, an increase of 15.7% over $26.1 million for the same period in 2006, and in line with the outlook range of $29.0 million to $31.0 million.

•
Net income per diluted common share for the third quarter of 2007 was $0.01 on approximately 14.6 million diluted common shares outstanding, and includes $0.05 per share of non-cash charge for stock-based compensation after tax.  Excluding this item, adjusted net income per diluted common share would have been $0.06 for the third quarter of 2007.  Net income per diluted common share for the third quarter of 2006 was $0.02 on approximately 11.6 million diluted common shares outstanding.  Net income per diluted common share for the third quarter of 2007 was ahead of the outlook range of $(0.05) to $(0.02), largely driven by favorable SG&A, partially from the delayed timing of marketing expense from the third quarter of 2007 to the fourth quarter of 2007, and favorable product mix.

Ingrid Jackel, Chief Executive Officer of Physicians Formula, stated, "I am pleased with our revenue growth for the third quarter and the great reception of Organic Wear™ by our retailer partners and the industry press as well.  In the third quarter, we continued to be one of the fastest growing brands in the masstige market even though our performance was partially offset by a continued soft consumer spending environment.  Our increase reflects strong growth in our Mineral Wear® face makeup products, which was partially offset by lower than anticipated sales of our eye makeup products.  Our net income per diluted common share for the third quarter exceeded our outlook range as our overall business performed well, and we also experienced the following events:

•
Favorability in selling, general and administrative expenses. The largest impact resulted from favorability in promotion expenses, due in part to a timing difference in costs associated with artwork design on Organic Wear™ as a portion of spending shifted from the third quarter of 2007 to the fourth quarter of 2007; and

•	A slight favorable shift in product mix towards higher priced and higher margin face products.

Ms. Jackel continued, “I am pleased with the additional space allocations and increased distribution for 2008.  I believe this illustrates the overall strength of the brand and our successful product innovation, as well as the expertise and talents of everyone here at Physicians Formula.  As we highlighted during our Investor Day in September, we anticipate distribution growth to come from three key strategic 2008 initiatives; an extension of our successful Mineral Wear® line; a rejuvenation of our eye makeup category through new product concepts, innovative packaging and merchandising; and the introduction of our Organic Wear™ line.”

The Company also noted that during the third quarter, as anticipated, it experienced lower cooperative advertising and coupon expenses and fewer plan-o-gram reset markdowns, as well as lower advertising expenses compared to the second quarter 2007.

U.S. Market Share Data ($ Share)

The Company defines the masstige market as products sold in the mass market channel under the following premium-priced brands: Physicians Formula, Almay, L'Oreal, Max Factor, Neutrogena, Revlon and Vital Radiance. The following table sets forth the approximate market share, based on retail sales, of the Company's products in total and for selected categories within the masstige market, as the Company defines it, based on ACNielsen (1) data for the 52 weeks ended October 6, 2007:

	52 Weeks Ended October 6, 2007
	Masstige ($ Share)	% Change vs. Prior Year ($ Sales)
Total Company	7.7%	13%
Face	14.3%	17%
Eye	4.9%	-5%
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Note: (1)	ACNielsen is an independent research entity. ACNielsen data does not include Wal-Mart, which is the Company’s largest customer.

Ms. Jackel stated, “Physicians Formula continued to outperform its peers during the third quarter.  According to ACNielsen sell-through data at food, drug and mass retail for the 52 weeks ended October 6, 2007, Physicians Formula achieved growth of 13% over the prior year period, compared to 2% for the overall industry.  In addition, not reflected in the ACNielsen data is our strong double digit growths at Wal-Mart and in Canada.

OUTLOOK

"We are reiterating our gross and net sales outlook range for the fourth quarter of 2007 and raising the lower end of the gross and net sales outlook range for the full year 2007 from $154 million to $155 million, and from $107 million to $108 million, respectively.” stated Ms. Jackel. “For the full year 2007, we are reaffirming the net income per diluted common share range of $0.52 to $0.58 on approximately 14.6 million diluted common shares outstanding.  For fourth quarter net income per diluted common share, we are lowering our outlook range to account for the shift in some costs from the third quarter to the fourth quarter of this year.”

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
(in millions except per share data)	December 31, 2007	December 31, 2007

Gross Sales	$43 - 45	$155 – 158
Net Sales	31 - 33	108 – 111
Net Income per Diluted Common Share	$0.25 - 0.31	$0.52 - 0.58
Diluted Common Shares	14.6	14.6

Please refer to “Non-GAAP Financial Measures” for a reconciliation of net income per diluted common share to adjusted net income per diluted common share excluding the effects of a non-cash charge for stock-based compensation for the fourth quarter and full year 2007, and the one-time secondary equity offering costs for the full year 2007.

Non-GAAP Financial Measures

Physicians Formula presents gross sales before giving effect to returns, allowances and discounts and net income per diluted common share on an adjusted basis to exclude the impact of non-cash charges associated with stock-based compensation expense and certain one-time charges incurred in connection with its secondary equity offering.  Gross sales and adjusted net income per diluted common share are not in accordance with generally accepted accounting principles in the United States ("GAAP").

The items that are excluded from gross sales in arriving at net sales are returns, allowances and discounts.  The Company presents gross sales because the Company believes that gross sales reflect the dollar value of shipments, and can facilitate a comparison of the Company’s current results with the Company’s historical results and provide useful information to investors on how the Company’s products are performing at retail, without regard to returns, allowances and discounts.  The Company believes that returns, allowances and discounts can vary significantly from period to period.  The Company’s management utilizes gross sales as an operating performance measure.

The items that are excluded from adjusted net income per diluted common share are a non-cash charge for stock-based compensation and one-time charges incurred in connection with the Company's secondary equity offering, which was completed in April 2007.  For purposes of adjusted net income per diluted common share, the adjusted pre-tax result is adjusted for a provision for income taxes at an assumed tax rate of 40%.  The Company presents adjusted net income per diluted common share because the Company believes that adjusted net income per diluted common share can facilitate a comparison of the Company's current results with the Company's historical results and provide useful information to investors on the Company's profitability without regard to certain one-time items and certain non-cash items which do not directly affect the Company's operating performance.  The Company also believes that it is useful to investors to provide disclosure of the Company's results on the same basis as that used by its management.

Gross sales and adjusted net income per diluted common share have limitations as analytical tools, and you should not consider them in isolation or as substitutes for, analysis of the Company's results as reported under GAAP.  Because of these limitations, gross sales and adjusted net income per diluted common share should not be considered as replacements for net sales and net income (loss) per diluted common share on a GAAP basis.  The Company compensates for these limitations by relying primarily on its GAAP results and using gross sales and adjusted net income per diluted common share only supplementally.

Reconciliations of net sales in accordance with GAAP to gross sales are presented below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Gross Sales	$30.2	$26.1	$112.4	$91.3
Returns, Allowances and Discounts	(10.4)	(8.0)	(34.8)	(22.4)
Net Sales	$19.8	$18.1	$77.6	$68.9

Reconciliations of net income per diluted common share in accordance with GAAP to adjusted net income per diluted common share are presented below:

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007

Net Income per Diluted Common Share	$0.01	$0.27
Adjustments to Net Income per Diluted Common Share:
Secondary Offering Expense, net of tax effect	-	0.04
Stock-Based Compensation Expense, net of tax effect	0.05	0.10
Adjusted Net Income per Diluted Common Share	$0.06	$0.41

Reconciliations of net sales outlook in accordance with GAAP to gross sales outlook are presented below (in millions):

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2007	December 31, 2007

Gross Sales	$43 - 45	$155 - 158
Returns, Allowances and Discounts	(12.0)	(47.0)
Net Sales	$31 - 33	$108 - 111

Reconciliations of net income per diluted common share outlook in accordance with GAAP to adjusted net income per diluted common share outlook are presented below:

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2007	December 31, 2007

Net Income per Diluted Common Share	$0.25 - 0.31	$0.52 - 0.58
Adjustments to Net Income per Diluted Common Share:
Secondary Offering Expense, net of tax effect	-	0.04
Stock-Based Compensation Expense, net of tax effect	0.02	0.12
Adjusted Net Income per Diluted Common Share	$0.27 - 0.33	$0.68 - 0.74

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time on Monday, November 12, 2007.  Participants may access the call by dialing 888-686-9703 (domestic) or 913-312-1375 (international).  In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived.  A telephone replay will be available through Monday, November 26, 2007.  To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international), passcode 7486506.

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in over 26,000 stores throughout the U.S. including stores operated by Wal-Mart, Target, CVS, Walgreens and Albertsons.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates", "expects," "believes," "plans," "predicts," and similar terms. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed March 16, 2007, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

NET SALES	$19,807	$18,093	$77,628	$68,865
COST OF SALES	10,085	8,449	35,108	29,826
GROSS PROFIT	9,722	9,644	42,520	39,039

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,902	7,540	34,467	26,820
INCOME FROM OPERATIONS	820	2,104	8,053	12,219

INTEREST EXPENSE-NET	370	1,945	1,086	5,457
OTHER INCOME	(24)	(32)	(78)	(35)
INCOME BEFORE INCOME TAXES	474	191	7,045	6,797

PROVISION (BENEFIT) FOR INCOME TAXES	372	(32)	3,164	2,527
NET INCOME	$102	$223	$3,881	$4,270

NET INCOME PER COMMON SHARE:
Basic	$0.01	$0.02	$0.28	$0.41
Diluted	$0.01	$0.02	$0.27	$0.37

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	14,011,041	10,421,916	13,935,389	10,399,331
Diluted	14,553,130	11,614,506	14,566,860	11,603,042

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56	$26
Accounts receivable, net of allowance for bad debts of $384 and $348	15,368	26,654
Inventories	28,205	23,472
Prepaid expenses and other current assets	1,221	1,775
Income taxes receivables	1,772	-
Deferred income taxes—net	4,905	5,139
Total current assets	51,527	57,066

PROPERTY AND EQUIPMENT—Net	3,690	2,506
OTHER ASSETS—Net	1,209	968
INTANGIBLE ASSETS—Net	54,987	56,311
GOODWILL	17,463	17,463
TOTAL	$128,876	$134,314

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,009	$12,670
Accrued expenses	2,041	1,915
Trade allowances	3,630	3,479
Sales returns reserve	7,293	9,440
Income taxes payable	-	378
Line of credit borrowings	6,761	7,522
Current portion of long-term debt	2,625	2,063
Total current liabilities	28,359	37,467

DEFERRED COMPENSATION	845	721
DEFERRED INCOME TAXES-Net	21,434	21,617
LONG-TERM DEBT	11,250	12,937

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Series A preferred stock, $.01 par value—10,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
Common stock, $.01 par value—50,000,000 shares authorized, 14,095,727 and 13,843,056 shares issued and outstanding	141	138
Additional paid-in capital	58,579	57,047
Retained earnings	8,268	4,387
Total stockholders' equity	66,988	61,572

TOTAL	$128,876	$134,314

(FACE/F)

Contact:	John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100